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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports dated October 4, 1995 (except with respect to the matter discussed in Note 10(b) as to which the date is December 6, 1995) included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements No. 2-77846, No. 2-81123, No. 2-95446, No. 33-12633,
No. 33-27885, No. 33-45432, No. 0-10824 and No. 03-361191.


                                                   /s/ Arthur Andersen LLP
                                                   -----------------------
                                                   ARTHUR ANDERSEN LLP
Boston, Massachusetts
January 16, 1996